JULY 31, 2005 AMENDMENT TO AMENDED AND RESTATED
FINANCING AGREEMENT

THIS JULY 31, 2005 AMENDMENT TO AMENDED AND RESTATED FINANCING AGREEMENT (“this Agreement”) entered into on this _____ day of November, 2005, to be effective, unless another effective date is otherwise herein specified, as of July 31, 2005 (“Effective Date”), is by and among The CIT Group Business Credit, Inc. (“CIT”) and SunTrust Bank (“SunTrust”) as Lenders (“Lenders”), CIT as administrative and collateral agent (“Agent”) and Eddins-Walcher Company (“Eddins”) and Three D Oil Co. of Kilgore, Inc. (“Three D”) (Eddins and Three D being herein individually referred to as a “Company” and collectively referred to as the “Companies”).

RECITALS
A.  Companies, Agent and Lenders entered into that certain Amended and Restated Financing Agreement, dated as of April 8, 2005, together with all riders, addenda, exhibits and other documents relating thereto (collectively, as amended from time to time, the “Financing Agreement”).

B.  Pursuant to the terms and conditions this Agreement, each Company, each Lender and Agent are willing to amend the Financing Agreement and to agree to certain other agreements, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
Definitions

1.01  Capitalized terms used in this Agreement are defined in the Financing Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
Agreements

2.01  Amendments to Financing Agreement. Agent, Lenders and Companies hereby amend the Financing Agreement as follows:

(a)  Amendment to Section 1 of Financing Agreement; Addition of New Definition. Effective as of the Effective Date, the following new definition is hereby added to Section 1 of the Financing Agreement, such new definition to be inserted in its proper alphabetical order and to read in its entirety as follows:

“July31, 2005 Amendment shall mean that certain July 31, 2005 Amendment to Amended and Restated Financing Agreement executed by Companies, Lenders and Agent.”

(b)  Amendment and Restatement of Definition of “Borrowing Base” contained in Section 1 of the Financing Agreement. Effective as of the Effective Date, the definition of “Borrowing Base” contained in Section 1 of the Financing Agreement is amended and restated to read in its entirety as follows:

“Borrowing Base shall mean, as to Companies, the amount calculated as follows: (a) the lesser of (i) Revolving Line of Credit or (ii) the sum of (A) eighty-five percent (85%) of the Companies’ aggregate outstanding Eligible Accounts Receivable; provided, however, that if the then Dilution Percentage is greater than five percent (5.0%), then the rate of advance herein shall be reduced by the percentage points by which the Dilution Percentage exceeds 5% (5.0%), plus (B) the lesser of (x) the Inventory Loan Cap or (y) the sum of: (1) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Inventory, valued at the lower of cost or market, on an average cost basis, plus (2) the lesser of (aa) fifty percent (50%) of the aggregate value of Companies’ Eligible Card-Lock Inventory, valued at the lower of cost or market, on an average cost basis, or (bb) the Card-Lock Inventory Loan Cap, plus (C) the Eligible Equipment Based Amount, plus (D) one hundred percent (100%) of the aggregate Eligible Cash Surrender Value of Eligible Life Insurance Policies, minus (b) any applicable Availability Reserves.”

(c)  Amendment and Restatement of Definition of “Card-Lock Inventory Cap” contained in Section 1 of the Financing Agreement. Effective as of the Effective Date, the definition of “Card-Lock Inventory Loan Cap” contained in Section 1 of the Financing Agreement is amended and restated to read in its entirety as follows:

“Card-Lock Inventory Loan Cap shall mean $1,500,000.”

(d)  Amendment and Restatement of Definition of “Commitment” contained in Section 1 of the Financing Agreement. Effective as of the Effective Date, the definition of “Commitment” contained in Section 1 of the Financing Agreement is amended and restated to read in its entirety as follows:

“Commitment shall mean, as to any Lender, the amount of commitment of such Lender, such amount to be (i) as to CIT, $35,000.000, (ii) as to SunTrust, $20,000,000, and (iii) as to any other Lender, the amount set forth in Schedule I to the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Paragraph 13.4(b) of Section 13 or any other applicable provision of this Financing Agreement.”

(e)  Amendment and Restatement of Definition of “Eligible Unbilled Card-Lock Customer Accounts Sub-Limit” contained in Section 1 of the Financing Agreement. Effective as of the Effective Date, the definition of “Eligible Unbilled Card-Lock Customer Accounts Sub-Limit” contained in Section 1 of the Financing Agreement is amended and restated to read in its entirety as follows:

“Eligible Unbilled Card-Lock Customer Accounts Sub-Limit shall mean $9,500,000.”

(f)  Amendment and Restatement of Definition of “Inventory Loan Cap” contained in Section 1 of the Financing Agreement. Effective as of the Effective Date, the definition of “Inventory Loan Cap” contained in Section 1 of the Financing Agreement is amended and restated to read in its entirety as follows:

“Inventory Loan Cap shall mean $6,500,000.”

(g)  Amendment and Restatement of Definition of “Revolving Line of Credit” contained in Section 1 of the Financing Agreement. Effective as of the Effective Date, the definition of “Revolving Line of Credit” contained in Section 1 of the Financing Agreement is amended and restated to read in its entirety as follows:

“Revolving Line of Credit shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 hereof and issue Letters of Credit Guaranties to the Companies, in the aggregate amount of $55,000,000.”

(h)  Amendment and Restatement of Definition of “Unfinanced Capital Expenditures” contained in Section 1 of the Financing Agreement. Effective as of the Effective Date, the definition of “Unfinanced Capital Expenditures” contained in Section 1 of the Financing Agreement is amended and restated to read in its entirety as follows:

“Unfinanced Capital Expenditures shall mean Capital Expenditures incurred by the Companies to the extent not funded with either (i) proceeds of Indebtedness secured by Purchase Money Liens (other than the Revolving Loans) or (ii) proceeds of cash infusions of equity.”

(i)  Amendment and Restatement of Paragraph 7.10(a) of Section 7 of the Financing Agreement. Effective as of the Effective Date, Paragraph 7.10(a) of Section 7 of the Financing Agreement is amended and restated to read in its entirety as follows:

“(a) Maintain as of the last day of each calendar month indicated below, for the period of time ending on such day indicated below, a Fixed Charge Coverage Ratio for such period of not less than the ratio indicated below:

	Period of Time	Ratio

(i)	Three Calendar Month Period Ending on October 31, 2005	(i)1.00 to 1.00
(ii)	Four Calendar Month Period Ending on November 30, 2005	(ii)1.00 to 1.00
(iii)	Five Calendar Month Period Ending on December 31, 2005	(iii)1.00 to 1.00
(iv)	Six Calendar Month Period Ending on January 31, 2006	(iv)1.00 to 1.00
(v)	Seven Calendar Month Period Ending on February 28, 2006	(v)1.00 to 1.00
(vi)	Eight Calendar Month Period Ending on March 31, 2006	(vi)1.00 to 1.00
(vii)	Nine Calendar Month Period Ending on April 30, 2006	(vii)1.02 to 1.00
(viii)	Ten Calendar Month Period Ending on May 31, 2006	(viii)1.02. to 1.00
(ix)	Eleven Calendar Month Period Ending on June 30, 2006	(ix)1.02 to 1.00
(x)	Twelve Calendar Month Period Ending July 31, 2006	(x)1.02 to 1.00
(xi)	Twelve Calendar Month Period Ending on August 31, 2006	(xi)1.02 to 1.00
(xii)	Twelve Calendar Month Period Ending on September 30, 2006, and on the Last Day of each thereafter occurring Calendar Month”	(xii)1.05 to 1.00

(j)  Amendment and Restatement of Paragraph 7.10(b) of Section 7 of the Financing Agreement. Effective as of the Effective Date, Paragraph 7.10(b) of Section 7 of the Financing Agreement is amended and restated to read in its entirety as follows:

“(b) (i) Maintain as of the last day of November, 2005, for the one calendar month period ending on such day, Daily Average Availability of at least $1,500,000 and thereafter, (ii) maintain as of the last day of each calendar month, beginning with December, 2005, for the two calendar month period ending on such day, Daily Average Availability of at least the following respective amount: (x) for each of December, 2005, January, 2006, and February, 2006, the minimum required amount of Daily Average Availability shall be $1,650,000, and (y) thereafter, the minimum required amount of Daily Average Availability shall increase on each Minimum Daily Average Availability Increase Date by $150,000, with such new minimum required amount of Daily Average Availability to remain in effect until the next ‘Minimum Daily Availability Increase Date’. For the purposes of this Paragraph 7.10(b) of Section 7 of this Financing Agreement, the term Minimum Daily Average Availability Increase Date shall mean the last day of each March, June, September and December, beginning with March, 2006. Notwithstanding the foregoing, in no event shall the Daily Average Availability required as of the last day of any month hereunder exceed five percent (5%) of the Revolving Line of Credit in effect on such day. Companies acknowledge that as to any proposed acquisition that will result in an increase in Availability, any approval by the Agent and Required Lenders of such proposed acquisition may include a requirement that the above Daily Average Availability requirement be increased by an amount satisfactory to Agent, in its sole discretion (but such increase shall not exceed 50% of that portion of the Borrowing Base to be contributed by the entity or assets acquired, as determined by the Agent, in its sole discretion.)”

2.02  Fee. In consideration for the agreements set forth herein, Companies shall pay to Agent, for the sole account of Agent, a fee in the amount of $25,000 (“Agreement Fee”), which Agreement Fee (a) shall be deemed fully earned on the date of execution of this Agreement, (b) shall be nonrefundable and (c) shall be due and payable in full on the date of execution of this Agreement.

2.03  Delivery of Sterling Bank Amended and Restated Intercreditor Agreement. Companies hereby agree to deliver within thirty days of the date of execution of this Agreement the Amended and Restated Intercreditor Agreement [Sterling Bank], duly executed by Companies, Thomas E. Kelly, United Fuel & Energy Corporation, a Texas corporation, United Fuel & Energy Corporation, a Nevada corporation, and Sterling Bank. Failure by Companies to deliver such executed document within such time period shall constitute an Event of Default pursuant to the Financing Agreement.

ARTICLE III
No Waivers

3.01  No Waivers. Nothing contained herein shall be construed as a waiver by Agent or Lenders of any covenant or provision of the Financing Agreement or any other Loan Document or any other contract or instrument between any Company, Agent or Lenders, and Agent’s or Lenders’ failure at any time or times hereafter to require strict performance by any Company of any provision thereof shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance therewith. Each of each Lender and Agent hereby reserves all rights granted under the Financing Agreement, and each other Loan Document and any other contract or instrument between any Company and Agent or Lenders.

ARTICLE IV
Conditions Precedent

4.01  Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:

(a)  Agent shall have received all of the following, each in form and substance satisfactory to Agent (each of which shall be deemed to be a “Loan Document” for purposes of the Financing Agreement):

(i)  This Agreement, duly executed by Companies;

(ii)  Consent, Ratification and Release executed by Thomas E. Kelly, United Fuel & Energy Corporation, a Texas corporation, and United Fuel & Energy Corporation, a Nevada corporation;

(iii)  Second Amended Restated Limited Guaranty in the form of Annex I attached hereto duly executed by Companies and Thomas E. Kelly; and

(iv)  Such additional documents, instruments and information as Agent may request.

(b)  Agent shall have received payment, in immediately available funds, of the Agreement Fee;

(c)  The representations and warranties contained herein and in the Financing Agreement, and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

(d)  No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been otherwise specifically waived in writing by Lenders; and

(e)  All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

ARTICLE V
Ratifications, Representations and Warranties

5.01  Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Financing Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the parties hereto agrees that the Financing Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02  Representations and Warranties. Each Company hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Agreement and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each of each Company and will not violate the Articles of Incorporation or Bylaws of any Company; (b) the representations and warranties contained in the Financing Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; and (c) no Default or Event of Default under the Financing Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent and Lenders. Each Company hereby represents and warrants to Agent and Lenders that it is in full compliance with all covenants and agreements contained in the Financing Agreement, and the other Loan Documents, as amended hereby.

ARTICLE VI
Miscellaneous Provisions

6.01  Survival of Representations and Warranties. All representations and warranties made in the Financing Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.

6.02  Reference to Financing Agreement. Each of the Financing Agreement and the other Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Financing Agreement, as amended hereby, is hereby amended so that any reference in the Financing Agreement and such other Loan Documents to the Financing Agreement shall mean a reference to the Financing Agreement as amended hereby.

6.03  Expenses of Lender. Each Company agrees to pay on demand all costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents executed pursuant hereto, and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s and Lenders’ legal counsel, and all costs and expenses incurred by Agent and Lenders in connection with the enforcement or preservation of any rights under the Financing Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Agent’s and each Lender’s legal counsel.

6.04  Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05  Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except no Company may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

6.06  Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07  Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by any Company shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08  Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement

6.09  Applicable Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

6.10  Final Agreement. THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.11  Release. EACH COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER. EACH COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH ANY COMPANY MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR ANY LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “REVOLVING CREDIT LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE FINANCING AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Executed on this 11th day of November, 2005, to be effective as of the respective date indicated above.

EDDINS-WALCHER COMPANY

By: /s/ Charles McArthur
Name: Charles McArthur
Title: CEO

THREE D OIL CO. OF KILGORE, INC.

By: /s/ Charles McArthur
Name: Charles McArthur
Title: CEO

ACCEPTED at Dallas, Texas, this 11th day of November, 2005, to be effective as of the respective date indicated above.

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and a Lender

By: /s/ Alan Schnacke
Alan Schnacke, Vice President

SUNTRUST BANK, as a Lender

By: /s/ Mark Pickering
Name: Mark Pickering
Title: Vice President

CONSENT, RATIFICATION AND RELEASE

Each of the undersigned hereby consents to the terms of the within and foregoing Agreement, confirms and ratifies the terms of each document it has executed in connection with the Obligations (collectively, the “Documents”), and acknowledges that the Documents to which it is a party are in full force and effect and ratifies the same, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such Documents, that its consent is not required to the effectiveness of the within and foregoing Agreement, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Revolving Line of Credit, the Collateral, or any of the other Loan Documents. EACH OF THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH OF AGENT AND EACH LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE AGREEMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR ANY LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “REVOLVING CREDIT LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE FINANCING AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

UNITED FUEL & ENERGY CORPORATION, a Texas corporation

By: /s/Charles McArthur
Name: Charles McArthur
Title: CEO

UNITED FUEL & ENERGY CORPORATION, a Nevada corporation

By: /s/Charles McArthur
Name: Charles McArthur
Title: CEO

/s/Thomas E. Kelly
Thomas E. Kelly